EX-99.h.3.i

AMENDMENT NO. 7 TO
SCHEDULE A
TO THE FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
DELAWARE SERVICE COMPANY, INC. AND
DELAWARE INVESTMENTS FAMILY OF FUNDS
DATED JANUARY 4TH, 2010

As of August 30, 2013

OPEN-END FUNDS

Delaware Group® Adviser Funds	Delaware Group® Government Fund
Delaware Diversified Income Fund	Delaware Core Plus Bond Fund
Delaware International Bond Fund	Delaware Inflation Protected Bond Fund
Delaware U.S. Growth Fund	Delaware Emerging Markets Debt Fund
Delaware Global Real Estate Opportunities Fund

Delaware Group® Cash Reserve	Delaware Group® Income Funds
Delaware Cash Reserve® Fund	Delaware Core Bond Fund
Delaware Corporate Bond Fund
Delaware Group® Equity Funds I	Delaware Diversified Floating Rate Fund
Delaware Mid Cap Value Fund	Delaware Extended Duration Bond Fund
Delaware High-Yield Opportunities Fund
Delaware Group® Equity Funds II
Delaware Value® Fund	Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund
Delaware Group® Equity Funds IV
Delaware Healthcare Fund	Delaware Group® State Tax-Free Income Trust
Delaware Smid Cap Growth Fund	Delaware Tax-Free Pennsylvania Fund

Delaware Group® Equity Funds V	Delaware Group® Tax-Free Fund
Delaware Dividend Income Fund	Delaware Tax-Free USA Fund
Delaware Small Cap Core Fund	Delaware Tax-Free USA Intermediate Fund
Delaware Small Cap Value Fund
Delaware Pooled® Trust
Delaware Group® Foundation Funds®	The Core Focus Fixed Income Portfolio
Delaware Foundation® Conservative Allocation Fund	The Core Plus Fixed Income Portfolio
Delaware Foundation® Growth Allocation Fund	The Emerging Markets Portfolio
Delaware Foundation® Moderate Allocation Fund	The Emerging Markets Portfolio II
The Focus Smid-Cap Growth Equity Portfolio
Delaware Group® Global & International Funds	The High-Yield Bond Portfolio
Delaware Emerging Markets Fund	The International Equity Portfolio
Delaware Focus Global Growth Fund	The Labor Select International Equity Portfolio
Delaware Global Value Fund	The Large-Cap Growth Equity Portfolio
Delaware International Value Equity Fund	The Large-Cap Value Equity Portfolio
Delaware Macquarie Global Infrastructure Fund	The Real Estate Investment Trust Portfolio
(also known as Delaware REIT Fund)
The Real Estate Investment Trust Portfolio II
The Select 20 Portfolio

OPEN-END FUNDS (Cont.)

Delaware VIP® Trust
Delaware VIP® Diversified Income Series
Delaware VIP® Emerging Markets Series
Delaware VIP® High Yield Series
Delaware VIP® International Value Equity Series
Delaware VIP® Limited-Term Diversified Income Series
Delaware VIP® REIT Series
Delaware VIP® Small Cap Value Series
Delaware VIP® Smid Cap Growth Series
Delaware VIP® U.S. Growth Series
Delaware VIP® Value Series

Voyageur Insured Funds
Delaware Tax-Free Arizona Fund

Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund

Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund
Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Tax-Free Idaho Fund
Delaware Tax-Free New York Fund

Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund

Voyageur Mutual Funds III
Delaware Large Cap Core Fund
Delaware Select Growth Fund

Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund

CLOSED-END FUNDS
Delaware Investments Dividend and Income Fund, Inc.
Delaware Investments Colorado Municipal Income Fund, Inc.
Delaware Investments National Municipal Income Fund
Delaware Investments Minnesota Municipal Income Fund II, Inc.
Delaware Enhanced Global Dividend and Income Fund